Exhibit 99.1
Rapid7 Announces Fourth Quarter and Full-Year 2024 Financial Results

•Annualized recurring revenue (“ARR”) of $840 million, an increase of 4% year-over-year
•Full-year revenue of $844 million, up 9% year-over-year; Product subscriptions revenue of $809 million, up 9% year-over-year
•Full-year GAAP operating income of $35 million; Full-year non-GAAP operating income of $164 million
•Full-year net cash provided by operating activities of $172 million; Free cash flow of $154 million
Boston, MA – February 12, 2025 – Rapid7, Inc. (Nasdaq: RPD), a leader in extended risk and threat detection, today announced its financial results for the fourth quarter and full-year 2024.
“As we reflect on 2024, I’m proud of the progress we made to position Rapid7 for long-term growth and success. We achieved $840 million in ARR and delivered over $150 million in free cash flow, while advancing our strategic priorities to innovate, scale, and empower our customers to consolidate and secure their operations more effectively. Continued momentum in Managed Detection and Response and the launch of our Exposure Command platform have further strengthened our ability to deliver measurable value for customers,” said Corey Thomas, Chairman and CEO of Rapid7.
“As we move through 2025, our focus remains on accelerating growth, deepening customer engagement, and driving innovation to solidify Rapid7 as the security operations platform of choice for organizations worldwide.”

Fourth Quarter 2024 Financial Results and Other Metrics

	As of December 31,
	2024	2023	% Change
	(dollars in thousands)
ARR	$839,819	$805,670	4%
Number of customers	11,727	11,526	2%
ARR per customer	$71.6	$69.9	2%
rapid7.com

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share data)
Product subscriptions revenue	$206,328	$194,819	6%	$808,906	$740,168	9%
Professional services revenue	9,933	10,449	(5%)	35,101	37,539	(6)%
Total revenue	$216,261	$205,268	5%	$844,007	$777,707	9%

North America revenue	$163,014	$158,695	3%	$643,405	$607,448	6%
Rest of world revenue	53,247	46,573	14%	200,602	170,259	18%
Total revenue	$216,261	$205,268	5%	$844,007	$777,707	9%

GAAP gross profit	$150,369	$145,442		$592,972	$545,661
GAAP gross margin	70%	71%		70%	70%
Non-GAAP gross profit	$157,902	$152,265		$622,343	$575,052
Non-GAAP gross margin	73%	74%		74%	74%

GAAP income (loss) from operations	$7,279	$10,000		$35,035	$(84,288)
GAAP operating margin	3%	5%		4%	(11)%
Non-GAAP income from operations	$39,995	$41,498		$163,508	$102,221
Non-GAAP operating margin	18%	20%		19%	13%

GAAP net income (loss)	$2,172	$19,116		$25,526	$(152,815)
GAAP net income (loss) per share, basic	$0.03	0.31		$0.41	$(2.52)
GAAP net income (loss) per share, diluted	$0.03	$0.26		$0.40	$(2.52)
Non-GAAP net income	$34,342	$51,691		$163,138	$107,232
Non-GAAP net income per share:
Basic	$0.54	$0.84		$2.61	$1.76
Diluted	$0.48	$0.72		$2.28	$1.52

Adjusted EBITDA	$46,310	$47,819		$188,450	$126,661

Net cash provided by operating activities	$63,773	$63,466		$171,670	$104,278
Free cash flow	$58,842	$60,254		$154,083	$84,034
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release. Certain prior periods reflect immaterial corrections. See Exhibit 1 for additional information.
Recent Business Highlights

•In November, Rapid7 won “Security Vendor of the Year” at the CRN Channel Awards 2024. The award is one of the oldest and most prestigious in the UK IT channel, and acknowledges Rapid7’s overall contribution to business development within the channel.
•In November, Rapid7’s Managed Extended Detection & Response added coverage for Microsoft security telemetry, integrating organizations' existing Microsoft telemetry into Rapid7's Command Platform for broader, faster threat detection and remediation, without additional infrastructure or complex integration requirements.
rapid7.com

•In November, Rapid7 expanded Exposure Command to add support for Amazon Web Services (“AWS”) Resource Control Policies, providing additional visibility, insights, and best practices to guide customers in addressing complex enterprise Identity and Access Management challenges across the modern attack surface.
•In December, Rapid7’s Managed Extended Detection & Response added coverage for AWS environments, bringing customers deeper cloud detection and response capabilities by combining cloud native telemetry, AWS security telemetry, and enhanced detections in the Rapid7 Command Platform.
•In December, Rapid7 achieved the In Process Designation from the Federal Risk and Authorization Management Program (“FedRAMPⓇ”) for its InsightGovCloud Platform, indicating that Rapid7 is actively working towards authorization and highlighting Rapid7’s continued commitment to partnering with federal agencies to invest in security solutions that enable continuous threat exposure management and enhance the resilience of their organizations.
•In January, Rapid7 earned the highest possible score on the Human Rights Campaign Foundation’s 2025 Corporate Equality Index, the nation’s foremost report for measuring corporate policies and practices related to LGBTQ+ workplace equality.
First Quarter and Full-Year 2025 Guidance

Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	First Quarter 2025			Full-Year 2025
	(in millions, except per share data)
ARR				$870	to	$890
Year-over-year growth				4%	to	6%
Revenue	$207	to	$209	$860	to	$870
Year-over-year growth	1%	to	2%	2%	to	3%
Non-GAAP income from operations	$23	to	$25	$125	to	$135
Non-GAAP net income per share	$0.33	to	$0.36	$1.72	to	$1.85
Weighted average shares outstanding	75.6			77.3
Free cash flow				Approximately $135 million
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the first quarter and full-year 2025 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, litigation-related expenses and discrete tax items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, February 12, 2025, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-330-2384 (domestic) or +1 240-789-2701 (international) with the event code 8484206. The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
rapid7.com

Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2.25% convertible senior notes due 2025, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense because this amount is not indicative of the performance of or trends in our business, and neither is comparable to the prior period nor predictive of future results.
Litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.
rapid7.com

Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Change in fair value of derivative assets. The expense for the change in fair value of derivative assets related to our capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan, that was completed during fiscal year 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped call transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, (9) litigation-related expenses, (10) impairment of long-lived assets and (11) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
ARR. ARR is defined as the annual value of all recurring revenue related to contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value of less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
rapid7.com

Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the first quarter and full-year 2025, and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan that was completed during fiscal year 2024, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, exposure to greater than anticipated tax liabilities, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Elizabeth Chwalk
Senior Director, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Alice Randall
Director, Global Corporate Communications
press@rapid7.com
(214) 693-4727

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$334,686	$213,629
Short-term investments	187,025	169,544
Accounts receivable, net	168,242	164,862
Deferred contract acquisition and fulfillment costs, current portion	52,134	45,008
Prepaid expenses and other current assets	44,024	41,407
Total current assets	786,111	634,450
Long-term investments	37,274	56,171
Property and equipment, net	32,245	39,642
Operating lease right-of-use assets	48,877	54,693
Deferred contract acquisition and fulfillment costs, non-current portion	73,672	76,601
Goodwill	575,268	536,351
Intangible assets, net	85,719	94,546
Other assets	12,868	12,894
Total assets	$1,652,034	$1,505,348
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$18,908	$15,812
Accrued expenses and other current liabilities	88,802	85,025
Convertible senior notes, current portion, net	45,895	—
Operating lease liabilities, current portion	15,493	13,452
Deferred revenue, current portion	461,118	455,503
Total current liabilities	630,216	569,792
Convertible senior notes, non-current portion, net	888,356	929,996
Operating lease liabilities, non-current portion	68,430	81,130
Deferred revenue, non-current portion	27,078	32,577
Other long-term liabilities	20,243	10,032
Total liabilities	1,634,323	1,623,527
Stockholders’ equity (deficit):
Common stock	$635	$617
Treasury stock	(4,765)	(4,765)
Additional paid-in-capital	1,011,080	898,185
Accumulated other comprehensive (loss) income	(1,205)	1,344
Accumulated deficit	(988,034)	(1,013,560)
Total stockholders’ equity (deficit)	17,711	(118,179)
Total liabilities and stockholders’ equity (deficit)	$1,652,034	$1,505,348

Note: Certain prior periods reflect immaterial corrections. See Exhibit 1 for additional information.

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Product subscriptions	$206,328	$194,819	$808,906	$740,168
Professional services	9,933	10,449	35,101	37,539
Total revenue	216,261	205,268	844,007	777,707
Cost of revenue:
Product subscriptions	58,932	52,369	225,547	203,140
Professional services	6,960	7,457	25,488	28,906
Total cost of revenue	65,892	59,826	251,035	232,046
Total gross profit	150,369	145,442	592,972	545,661
Operating expenses:
Research and development	46,334	40,031	173,126	177,937
Sales and marketing	72,767	73,557	298,809	313,661
General and administrative	23,989	19,623	86,002	85,340
Impairment of long-lived assets	—	—	—	30,784
Restructuring	—	2,231	—	22,227
Total operating expenses	143,090	135,442	557,937	629,949
Income (loss) from operations	7,279	10,000	35,035	(84,288)
Other income (expense), net:
Interest income	5,551	4,177	21,063	10,177
Interest expense	(2,783)	(2,695)	(10,963)	(64,700)
Other (expense) income, net	(4,361)	3,571	(3,680)	(14,522)
Income (loss) before income taxes	5,686	15,053	41,455	(153,333)
Provision for (benefit from) income taxes	3,514	(4,063)	15,929	(518)
Net income (loss)	$2,172	$19,116	$25,526	$(152,815)
Net income (loss) per share, basic	$0.03	$0.31	$0.41	$(2.52)
Net income (loss) per share, diluted (1)	$0.03	$0.26	$0.40	$(2.52)
Weighted-average common shares outstanding, basic	63,339,306	61,497,797	62,607,583	60,756,087
Weighted-average common shares outstanding, diluted	63,901,277	73,728,912	63,183,651	60,756,087

(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended December 31, 2024 and the years ended December 31, 2024 and 2023, the 2025, 2027 and 2029 Notes were anti-dilutive. On an if-converted basis, for the three months ended December 31, 2023, the 2027 and 2029 Notes were dilutive and the 2025 Note was anti-dilutive.

Note: Certain prior periods reflect immaterial corrections. See Exhibit 1 for additional information.

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,172	$19,116	$25,526	$(152,815)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	11,436	11,411	44,893	45,939
Amortization of debt issuance costs	1,122	1,077	4,447	4,138
Stock-based compensation expense	27,412	24,177	107,961	111,636
Deferred income taxes	(1,049)	(5,624)	791	(5,624)
Impairment of long-lived assets	—	—	—	30,784
Change in fair value of derivative assets	—	—	—	15,511
Induced conversion expense	—	—	—	53,889
Other	3,031	(5,157)	(1,503)	469
Change in operating assets and liabilities:
Accounts receivable	(27,912)	(26,449)	(5,480)	(14,021)
Deferred contract acquisition and fulfillment costs	(3,703)	(9,046)	(4,196)	(18,534)
Prepaid expenses and other assets	(3,257)	(9,558)	2,805	(4,125)
Accounts payable	13,227	6,704	2,777	5,449
Accrued expenses	7,584	20,390	(9,829)	2,422
Deferred revenue	36,317	36,839	(795)	30,472
Other liabilities	(2,607)	(414)	4,273	(1,312)
Net cash provided by operating activities	63,773	63,466	171,670	104,278
Cash flows from investing activities:
Business acquisition, net of cash acquired	(103)	—	(37,301)	(34,841)
Purchases of property and equipment	(1,183)	(367)	(3,425)	(4,366)
Capitalization of internal-use software costs	(3,748)	(2,845)	(14,162)	(15,878)
Purchases of investments	—	(82,816)	(242,494)	(276,829)
Sales/maturities of investments	58,000	49,750	250,500	150,450
Other investments	—	2,710	360	2,710
Net cash provided by (used in) investing activities	52,966	(33,568)	(46,522)	(178,754)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $7,909	—	(709)	—	292,091
Purchase of capped calls related to convertible senior notes	—	—	—	(36,570)
Payments for repurchase of convertible senior notes	—	—	—	(199,998)
Payments related to business acquisitions	(500)	—	(500)	(2,250)
Proceeds from capped call settlement	—	—	—	17,518
Taxes paid related to net share settlement of equity awards	(847)	(1,558)	(4,730)	(5,570)
Proceeds from employee stock purchase plan	—	—	9,246	11,323
Proceeds from stock option exercises	130	69	1,566	3,053
Net cash (used in) provided by financing activities	(1,217)	(2,198)	5,582	79,597
Effects of exchange rates on cash, cash equivalents and restricted cash	(3,529)	3,212	(2,756)	1,202
Net increase in cash, cash equivalents and restricted cash	111,993	30,912	127,974	6,323
Cash, cash equivalents and restricted cash, beginning of period	230,108	183,215	214,127	207,804
Cash, cash equivalents and restricted cash, end of period	$342,101	$214,127	$342,101	$214,127

Supplemental cash flow information:
Cash paid for interest on convertible senior notes	518	518	6,358	4,605
Cash paid for income taxes, net of refunds	1,876	459	8,949	1,624
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$334,686	$213,629	$334,686	$213,629
Restricted cash included in prepaid expenses and other current assets and other assets	7,415	498	7,415	498
Total cash, cash equivalents and restricted cash	$342,101	$214,127	$342,101	$214,127

Note: Certain prior periods reflect immaterial corrections. See Exhibit 1 for additional information.

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP gross profit	$150,369	$145,442	$592,972	$545,661
Add: Stock-based compensation expense[1]	3,109	2,430	12,208	11,005
Add: Amortization of acquired intangible assets[2]	4,424	4,393	17,163	18,386
Non-GAAP gross profit	$157,902	$152,265	$622,343	$575,052
Non-GAAP gross margin	73.0%	74.2%	73.7%	73.9%

GAAP gross profit - Product subscriptions	$147,396	$142,450	$583,359	$537,028
Add: Stock-based compensation expense	2,576	1,932	10,376	8,439
Add: Amortization of acquired intangible assets	4,424	4,393	17,163	18,386
Non-GAAP gross profit - Product subscriptions	$154,396	$148,775	$610,898	$563,853
Non-GAAP gross margin - Product subscriptions	74.8%	76.4%	75.5%	76.2%

GAAP gross profit - Professional services	$2,973	$2,992	$9,613	$8,633
Add: Stock-based compensation expense	533	498	1,832	2,566
Non-GAAP gross profit - Professional services	$3,506	$3,490	$11,445	$11,199
Non-GAAP gross margin - Professional services	35.3%	33.4%	32.6%	29.8%

GAAP income (loss) from operations	$7,279	$10,000	$35,035	$(84,288)
Add: Stock-based compensation expense[1]	27,412	24,177	107,961	111,636
Add: Amortization of acquired intangible assets[2]	5,121	5,090	19,951	21,499
Add: Acquisition-related expenses[3]	183	—	751	363
Add: Impairment of long-lived assets	—	—	—	30,784
Add: Restructuring expense	—	2,231	(190)	22,227
Non-GAAP income from operations	$39,995	$41,498	$163,508	$102,221

GAAP net income (loss)	$2,172	$19,116	$25,526	$(152,815)
Add: Stock-based compensation expense[1]	27,412	24,177	107,961	111,636
Add: Amortization of acquired intangible assets[2]	5,121	5,090	19,951	21,499
Add: Amortization of debt issuance costs	1,122	1,077	4,447	4,138
Add: Acquisition-related expenses[3]	183	—	751	363
Add: Impairment of long-lived assets	—	—	—	30,784
Add: Change in fair value of derivative assets	—	—	—	15,511
Add: Restructuring expense[4]	—	2,231	(190)	22,227
Add: Induced conversion expense	—	—	—	53,889
Add: Discrete tax items[5]	(1,668)	—	4,692	—
Non-GAAP net income	$34,342	$51,691	$163,138	$107,232
Add: Interest expense of convertible senior notes[6]	1,571	1,571	6,285	2,667
Numerator for non-GAAP earnings per share, diluted calculation	$35,913	$53,262	$169,423	$109,899

Weighted average shares used in GAAP earnings per share calculation, basic	63,339,306	61,497,797	62,607,583	60,756,087
Dilutive effect of convertible senior notes[6]	11,183,611	11,183,611	11,183,611	10,429,891

Dilutive effect of employee equity incentive plans[7]	561,971	1,047,504	576,068	916,134
Weighted average shares used in non-GAAP earnings per share calculation, diluted	75,084,888	73,728,912	74,367,262	72,102,112

Non-GAAP net income per share:
Basic	$0.54	$0.84	$2.61	$1.76
Diluted	$0.48	$0.72	$2.28	$1.52

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$3,109	$2,430	$12,208	$11,005
Research and development	10,703	7,749	37,566	39,183
Sales and marketing	6,615	6,482	28,718	30,350
General and administrative	6,985	7,516	29,469	31,098

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,424	$4,393	$17,163	$18,386
Sales and marketing	652	652	2,608	2,608
General and administrative	45	45	180	505

[3] Includes acquisition-related expenses as follows:
General and administrative	$183	$—	$751	$363

[4] For the year ended December 31, 2024, restructuring expense was included within general and administrative expense in our consolidated statements of operations.

[5] Includes discrete tax items as follows:
Provision for income taxes	$(1,668)	$—	$4,692	$—

6 We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. Adjustments for interest expense, if applicable, on our convertible senior notes for purposes of calculating non-GAAP earnings per share are done gross of any tax impact. On an if-converted basis, for the three months ended December 31, 2024 and 2023, the 2025, 2027 and 2029 Notes were dilutive. On an if-converted basis, for the year ended December 31, 2024, the 2025, 2027 and 2029 Notes were dilutive. For the year ended December 31, 2023, the 2027 and 2029 Notes were dilutive and the 2025 Notes were anti-dilutive.

7 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Note: Certain prior periods reflect immaterial corrections. See Exhibit 1 for additional information.

RAPID7, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income (loss)	$2,172	$19,116	$25,526	$(152,815)
Interest income	(5,551)	(4,177)	(21,063)	(10,177)
Interest expense	2,783	2,695	10,963	64,700
Other (income) expense, net	4,361	(3,571)	3,680	14,522
Provision for (benefit from) income taxes	3,514	(4,063)	15,929	(518)
Depreciation expense	2,658	3,118	11,059	14,047
Amortization of intangible assets	8,778	8,293	33,834	31,892
Stock-based compensation expense	27,412	24,177	107,961	111,636
Acquisition-related expenses	183	—	751	363
Impairment of long-lived assets	—	—	—	30,784
Restructuring expense	—	2,231	(190)	22,227
Adjusted EBITDA	$46,310	$47,819	$188,450	$126,661

Note: Certain prior period reflect immaterial corrections. See Exhibit 1 for additional information.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$63,773	$63,466	$171,670	$104,278
Less: Purchases of property and equipment	(1,183)	(367)	(3,425)	(4,366)
Less: Capitalized internal-use software costs	(3,748)	(2,845)	(14,162)	(15,878)
Free cash flow	$58,842	$60,254	$154,083	$84,034

First Quarter and Full-Year 2025 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	First Quarter 2025			Full-Year 2025
Reconciliation of GAAP income from operations to non-GAAP income from operations:
Anticipated GAAP loss from operations	$(10)	to	$(8)	$(13)	to	$(3)
Add: Anticipated stock-based compensation expense	28	to	28	118	to	118
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Anticipated non-GAAP income from operations	$23	to	$25	$125	to	$135

Reconciliation of GAAP net income to non-GAAP net income:
Anticipated GAAP net loss	$(11)	to	$(9)	$(15)	to	$(5)
Add: Anticipated stock-based compensation expense	28	to	28	118	to	118
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Add: Anticipated amortization of debt issuance costs	1	to	1	4	to	4
Anticipated non-GAAP net income	$23	to	$25	$127	to	$137
Add: Anticipated interest expense on convertible senior notes	2	to	2	6	to	6
Numerator for non-GAAP earnings per share calculation	$25	to	$27	$133	to	$143

Anticipated GAAP net loss per share, diluted	$(0.15)		$(0.12)	$(0.19)		$(0.06)
Anticipated non-GAAP net income per share, diluted	$0.33		$0.36	$1.72		$1.85

Weighted average shares used in earnings per share calculation, diluted	75.6			77.3
The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

Full-Year 2025
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$153
Less: Anticipated purchases of property and equipment	(3)
Less: Anticipated capitalized internal-use software costs	(15)
Anticipated free cash flow	$135

Exhibit 1 - Immaterial Correction of an Error

During the fourth quarter of 2024, we identified an immaterial error related to stock-based compensation expense associated with certain restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted during fiscal years 2023 and 2024 that resulted in an understatement of stock-based compensation expense in fiscal year 2023 and the year-to-date period ended September 30, 2024. We have concluded that our previously issued financial statements were not materially misstated as a result of this error and have corrected the error in these prior periods. The correction of this error resulted in (i) an increase in additional paid-in capital and a corresponding increase to accumulated deficit as of December 31, 2023 of approximately $3.6 million and (ii) an increase in additional paid-in capital and a corresponding increase to accumulated deficit as of September 30, 2024 of approximately $7.2 million. There was no change to net cash provided by operating activities, net cash used in investing activities and net cash provided by financing activities in our consolidated statements of cash flows for the year ended December 31, 2023 and the year-to-date period ended September 30, 2024. Additionally, there was no change to our ARR, revenue, non-GAAP net income (loss) from operations, non-GAAP net income (loss) or free cash flow.

The following table sets forth the effect of the immaterial error correction to certain line items of our consolidated statements of operations for (i) the three months ended December 31, 2023, (ii) the fiscal year ended December 31, 2023, and (iii) the three months ended March 31, 2024, June 30, 2024 and September 30, 2024, respectively:

	Three Months Ended	Year Ended	Three Months Ended
	December 31, 2023		March 31, 2024	June 30, 2024	September 30, 2024
	Adjustment	Adjustment	Adjustment	Adjustment	Adjustment
	(in thousands, except for per share amounts)
Consolidated Statement of Operations:
Cost of revenue - product subscriptions	$62	$236	$79	$125	$121
Cost of revenue - professional services	$16	$69	$12	$19	$19
Research and development expense	$302	$1,161	$378	$392	$411
Sales and marketing expense	$243	$1,025	$290	$331	$300
General and administrative expense	$309	$1,064	$93	$790	$293
Net income (loss)	$(932)	$(3,555)	$(852)	$(1,657)	$(1,144)
Net income (loss) per share, basic	$(0.02)	$(0.06)	$(0.02)	$(0.03)	$(0.02)
Net income (loss) per share, diluted	$(0.01)	$(0.06)	$(0.01)	$(0.02)	$(0.01)